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                                                                   EXHIBIT 10.61

                           MASTER MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT dated as of May 31, 2001, between Franklin Templeton Tax Class Corp. (hereinafter referred to as the "Tax Class Corp."), a corporation incorporated under the laws of Alberta with its principal office at Suite 3100, 350 - 7th Avenue S.W., Calgary, Alberta, T2P 3N9, as the issuer of the classes of shares listed from time to time in Schedule "A" to this agreement (collectively, the "Classes") and Franklin Templeton Investments Corp. (the "Manager"), a corporation organized under the laws of Ontario with its place of business at Suite 3100, 350 - 7th Avenue S.W., Calgary, Alberta, T2P 3N9.

     The parties hereby declare that this master agreement may be amended in the future to add or delete any of the Classes or series of shares and for any other purpose permitted by the terms of this master agreement.

     In consideration of the mutual promises made in this Agreement, the parties hereby agree as follows:

(1)  ADMINISTRATION

     Manager agrees, during the life of this Agreement, to be responsible for:

     (a) providing office space, telephone, office equipment and supplies in Alberta for Tax Class Corp.;

     (b)  within  the  parameters  approved  by  Tax  Class  Corp.   authorizing
          expenditures and approving bills for payment on behalf of Tax Class Corp.;

     (c) supervising preparation of periodic reports to shareholders of each Class within Tax Class Corp. ("Shareholders"), notices of dividends, capital gains distributions and tax credits, and attending to routine correspondence and other communications with individual Shareholders;

     (d) daily pricing of each Class within Tax Class Corp.'s investment portfolio and preparing and supervising publication of the daily net asset value of shares of each series within each Class ("Shares"), earnings reports and other financial data;

     (e) monitoring relationships with organizations serving Tax Class Corp., including custodians, transfer agents, public accounting firms, law firms, printers and other third party service providers;

     (f)  supervising   compliance  by  Tax  Class  Corp.   with   recordkeeping
          requirements  under  applicable  laws,   supervising  compliance  with
          recordkeeping requirements imposed by applicable laws, and maintaining books and records for Tax Class Corp. (other than those maintained by the custodian and transfer agent);
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     (g)  preparing and filing of tax reports including Tax Class Corp.'s income
          tax  returns,   and  monitoring  Tax  Class  Corp.'s  compliance  with
          applicable tax laws and regulations;

     (h) monitoring Tax Class Corp.'s compliance with provincial, federal and foreign laws and regulations applicable to the operation of investment funds.; the Classes investment objectives, policies and restrictions; and the Code of Ethics and other policies adopted by Tax Class Corp. or by the Classes' Investment Advisor and applicable to Tax Class Corp.;

     (i) providing executive, clerical and secretarial personnel needed to carry out the above responsibilities;

     (j) preparing regulatory reports, including without limitation, proxy statements and foreign ownership reports; and

     (k) acting as an advisor to manage the investment and reinvestment of the Fund's assets, within the parameters set out in written instructions received from Tax Class Corp.

(2)  DISTRIBUTION OF SHARES

     (a) The Manager shall be the principal distributor of the Shares throughout Canada, and agrees to use its best efforts to bring about and maintain a broad distribution of the Shares among bona fide investors, including through registered dealers.

     (b)  The Shares shall be available for sale on the following basis:

          (i) Series A Shares of each Class shall be offered for sale at a price equal to their net asset value per Series (as defined in Tax Class Corp.'s articles) plus a sales commission (that is, on a "front-load basis") provided, however, that such commission shall not exceed the rate of commission described in the then current prospectus of the Class. Except as provided in the then current prospectus of Tax Class Corp., each Class shall also offer Series A Shares of the Class for sale on a deferred sales charge basis, that is, without an initial sales commission but subject to a redemption charge not exceeding the rate of redemption charge described in the prospectus of the Class in effect when the Series A Shares were issued. The Manager shall pay or arrange for payment to dealers, from its own sources or sources arranged by it and not from any Classes within Tax Class Corp., a sales commission based on the net asset value of each Series A Share of the Class they sell on a deferred sales charge basis. The amount of the sales commission shall be determined by the Manager from time to time in its sole discretion.
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          (ii) Series F Shares  of each  Class  shall be  offered  for sale at a price equal to their net asset value per Series (as defined in Tax Class Corp.'s articles) and are sold on a no-load basis only without a sales commission or redemption charge.

          (iii)Series I Shares of each Class shall be offered for sale at a price equal to their net asset value per Series (as defined in Tax Class Corp.'s articles) plus a sales commission (that is, on a "front-load basis" only), provided, however, that such commission shall not exceed the rate of commission described in the then current prospectus of the Class.

          (iv) Series O Shares of each Class shall be offered for sale at a price equal to their net asset value per Series (as defined in Tax Class Corp.'s articles) and are sold on a no-load basis only without a sales commission or redemption charge.

               Shares of any Class within Tax Class Corp. may also be offered for sale on any other basis determined by the Tax Class Corp.

     (c) The Manager further agrees, during the life of this Agreement, to compensate registered dealers for ongoing services to their clients holding front-load, deferred sales charge or other specified Series A, Series I or Series O Shares of the Classes by making cash payments, known as "trail commissions", to dealers selling Series A, Series I or Series O Shares of the Classes. The trail commissions will be paid by the Manager to registered dealers quarterly (or such other frequency as may be determined by the Manager) in arrears based on the average daily net asset value of the Series A, Series I or Series O Shares of the Classes held by their sales representatives' customers, net of redemptions. The trail commission or the payment thereof shall be determined by the Manager and may be changed at any time and from time to time by the Manager in its sole discretion.

     (d) Each Series of Shares of the Classes shall pay all administrative expenses including the Series' proportionate share of common Class expenses and the expenses that are only applicable to that particular Series. Expenses include those (i) incidental to registering and qualifying, and maintaining the registration and qualification of, the Shares of the Tax Class Corp. for sale under applicable securities laws and regulations of the jurisdictions in Canada in which the Tax Class Corp. desires to distribute such Shares and as the Manager may reasonably request in connection with its duties to bring about and maintain a broad distribution of Tax Class Corp.'s Shares among bona fide investors; and (ii) for preparing, setting up, printing and distributing financial reports for existing Shareholders.

     (e) The Manager shall process redemptions per Series of Shares of the Classes offered for resale to it at the net asset value per Series of such Shares, as defined in the Articles of Incorporation of Tax Class
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          Corp.  Whenever  the  Tax  Class  Corp.  deems  it  advisable  for the protection of the Shareholders, Tax Class Corp. may suspend or cancel such authority.

     (f) The Manager will conduct its business in strict accordance with the applicable requirements of Tax Class Corp.'s Articles of Incorporation as from time to time amended, and in strict accordance with all applicable Canadian, provincial and local statutes, rules and regulations.


(3)  TERM

      This Agreement shall be effective from the date written above and shall continue in effect for two years thereafter, unless sooner terminated by Tax Class Corp. or the Manager by giving sixty (60) days' written notice in advance to the other. This Agreement shall continue in effect thereafter for one year periods unless terminated by either party as written above.


(4)  FEES

      Tax Class Corp. agrees, during the life of this Agreement, to pay to the Manager monthly as compensation for its services hereunder the fees set out in a separate side agreement for the Classes within Tax Class Corp.


(5)  USE OF SERVICE PROVIDERS

     The Manager may, at any time and from time to time, retain, employ or appoint one or more employees, agents, assistants or advisors of the Manager to perform such functions and to provide such services in connection with this Agreement as the Manager determines. The Manager also may, at any time and from time to time, delegate to one or more sub-distributors responsibility and authority to perform such functions and to provide such services under this Agreement as the Manager determines. All expenses incurred in connection with any such employee, agent, assistant, advisor or sub-distributor shall be for the sole account of the Manager.

(6)  TERMINATION

     This  Agreement  may be  terminated by Tax Class Corp. at any time on sixty
(60) days' written notice without payment of penalty, provided that such termination by Tax Class Corp. shall be directed or approved by the vote of a majority of the outstanding voting securities of Tax Class Corp.; and shall automatically and immediately terminate in the event of its assignment by the Manager, other than to an affiliate of the Manager.

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(7)  LIABILITY

     In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or of reckless disregard of its duties and obligations hereunder, the Manager shall not be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder.

(8)  DUTY OF CARE

     The Manager shall in the exercise of the powers, rights, duties and obligations prescribed or conferred on the Manager by this Agreement, exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances and shall exercise its powers and discharge its duties hereunder honestly, in good faith and in the best interests of each Class within Tax Class Corp.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.

                       FRANKLIN TEMPLETON TAX CLASS CORP.


                        By: /s/ Kevin Wolfe
                            ------------------------------------------


                        By: /s/ Don Reed
                            ------------------------------------------


                        FRANKLIN TEMPLETON INVESTMENTS CORP.


                        By: /s/ James Cook
                            ------------------------------------------


                        By: /s/ Michael Mezei
                            ------------------------------------------

                                  SCHEDULE "A"

Templeton Growth Tax Class
Templeton International Stock Tax Class
Templeton Emerging Markets Tax Class
Templeton Global Smaller Companies Tax Class
Templeton Canadian Stock Tax Class
Templeton European Tax Class
Franklin Japan Tax Class
Franklin U.S. Large Cap Growth Tax Class
Franklin U.S. Aggressive Growth Tax Class
Franklin U.S. Small Cap Growth Tax Class
Franklin World Health Sciences and Biotech Tax Class
Franklin World Telecom Tax Class
Franklin Technology Tax Class
Franklin U.S. Money Market Tax Class
Franklin World Growth Tax Class
Bissett Canadian Equity Tax Class
Bissett Small Cap Tax Class
Bissett Multinational Growth Tax Class
Bissett Bond Tax Class
Bissett Money Market Tax Class
Mutual Beacon Tax Class